Exhibit 99.1

FOR IMMEDIATE RELEASE

Tesoro Corporation Reports First Quarter Results

SAN ANTONIO – May 4, 2011 - Tesoro Corporation (NYSE:TSO) today reported first quarter 2011 net income of $107 million, or $0.74 per diluted share compared to a net loss of $155 million, or $1.11 per diluted share for the first quarter of 2010.

For the first quarter, the Company recorded segment operating income of $305 million compared to a segment operating loss of $125 million, excluding the $20 million write-off associated with the deferral of a capital project at the Los Angeles refinery in the first quarter a year ago.  The increase in operating income is due to higher refinery throughput rates, a significant crude sourcing advantage and an improved margin environment.

For the first quarter, the Tesoro Index of $10.54 per barrel (/bbl) gained more than $5/bbl or 100% from a year ago. West Coast benchmark diesel crack spreads were up nearly 140% over last year while gasoline crack spreads gained 35%.  Strong Asian refining crack spreads, continued strength in US light product exports and feedstock advantages in the mid-continent drove crack spreads higher in the quarter.  The Company captured a gross margin of $14.33/bbl.

The Company’s strong margin performance relative to the index was driven by a significantly advantaged crude cost relative to benchmark crudes and a solid operating performance during the quarter. On the West Coast, discounts for foreign heavy crude oil relative to domestic alternatives widened year-over-year. In the mid-continent region, crude oils priced off WTI traded at a discount to waterborne crude oil benchmarks. Total throughput in the quarter was 561 thousand barrels per day (mbpd) or more than 84% of total crude oil capacity, up from 505 mbpd or 76% of capacity in the fourth quarter 2010.  The improvement reflects less unplanned downtime, minimal turnaround activity and the benefit of the Anacortes refinery being back on-line for a full quarter.

Direct manufacturing costs in the first quarter averaged $5.22/bbl, a decrease of over $0.50/bbl from the 2010 fourth quarter, excluding the benefit of $12 million in property damage insurance recoveries accrued last quarter.  The improvement is consistent with our stated objectives of reducing operating costs and increasing throughput rates.

Retail sales volumes were up year-over-year reflecting growth in the Company’s branded jobber/dealer segment with the addition of wholesale supply contracts for approximately 300 Shell-branded stations during the quarter.  Same store sales were down slightly year-over-year.  Retail segment operating income was $2 million, down $22 million from a year ago on lower retail fuel margins.

Corporate and unallocated costs, net of $3 million of corporate depreciation and excluding a $46 million non-cash stock-based compensation expense primarily associated with stock appreciation rights, were $37 million in the first quarter.

“We had an excellent first quarter.  Significantly higher refinery utilization rates and good progress on our EBITDA improvement initiatives combined with strong product crack spreads and price advantaged crude oil helped deliver outstanding earnings and cash flow for the first quarter,” said Greg Goff, President and CEO of Tesoro.

Capital Spending and Liquidity
Capital spending for the first quarter was $42 million. Turnaround spending was $9 million. Expectations for full year 2011 capital spending remain at $380 million, excluding expenditures on the recently announced expansion at the North Dakota refinery. The Company continues to plan for turnaround spending in 2011 of approximately $160 million.  The Company ended the first quarter with $724 million in cash on the balance sheet and remained undrawn with $974 million of availability on the recently amended parent company revolving credit facility.

Successful Public Offering of Tesoro Logistics LP
On April 26, 2011, Tesoro Logistics LP (NYSE:TLLP) (“Tesoro Logistics”) closed its initial public offering of 14,950,000 common units, including the 1,950,000 unit over-allotment option that was exercised by the underwriters, at a price of $21.00 per unit, representing 48% of the outstanding equity of Tesoro Logistics. Net proceeds from the sale of the units were approximately $283 million. Additionally, Tesoro Logistics borrowed $50 million under its revolving credit facility to fund an additional cash distribution to Tesoro.  Total net proceeds to Tesoro Corporation after all fees, expenses and cash retained by the partnership were approximately $330 million.

Redemption of Junior Subordinated Notes
Tesoro today also announced the redemption of the full amount of $150 million junior subordinated notes due in 2012. The redemption, at par, was completed today.  Tesoro expects to continue to reduce total leverage and has targeted a ratio of total debt to total capitalization of 30% or less.

North Dakota Refinery Expansion
On March 21, 2011, Tesoro Corporation announced plans to expand the crude oil throughput capacity at its Mandan, North Dakota refinery from 58 mbpd to 68 mbpd by the second quarter of 2012. During the past three years, the average crude oil throughput rate at the refinery was approximately 52 mbpd. Tesoro expects to supply the plant with additional crude oil from the burgeoning crude oil production in the nearby Bakken Shale/Williston Basin area via the Tesoro Logistics High Plains Pipeline system. The current expected capital investment for the expansion will be approximately $35 million.

Public Invited to Listen to Analyst Conference Call
At 7:30 a.m. CDT tomorrow morning, Tesoro will broadcast, live, its conference call with analysts regarding first quarter 2011 results and other business matters.  Interested parties may listen to the live conference call over the Internet by logging on to http://www.tsocorp.com.

Tesoro Corporation, a Fortune 150 company, is an independent refiner and marketer of petroleum products.  Tesoro, through its subsidiaries, operates seven refineries in the western United States with a combined capacity of approximately 665,000 barrels per day.  Tesoro's retail-marketing system includes nearly 1,200 branded retail stations, of which over 375 are company operated under the Tesoro®, Shell®, Mirastar® and USA Gasoline™ brands.

This earnings release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 concerning the market environment, expected expansionary projects and our expectations about capital spending.  For more information concerning factors that could affect these statements see our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof."

Contact:
Investors:
Louie Rubiola, Director, Investor Relations, (210) 626-4355

Media:
Mike Marcy, Manager, External Affairs, (210) 626-4697

TESORO CORPORATION
STATEMENTS OF CONSOLIDATED OPERATIONS
(Unaudited)
(In millions except per share amounts)

	Three Months Ended
	March 31,
	2011	2010
Revenues	$6,526	$4,607

Costs and Expenses:
Cost of sales	5,735	4,247
Operating expenses	371	373
Selling, general and administrative expenses	95	67
Depreciation and amortization expense	103	100
Loss on asset disposals and impairments (a)	3	22
Operating Income (Loss)	219	(202)
Interest and financing costs	(43)	(37)
Foreign currency exchange gain	1	-
Earnings (Loss) Before Income Taxes	177	(239)
Income tax expense (benefit)	70	(84)
Net Earnings (Loss)	$107	$(155)

Net Earnings (Loss) Per Share:
Basic	$0.76	$(1.11)
Diluted (b)	$0.74	$(1.11)
Weighted Average Common Shares:
Basic	141.6	139.5
Diluted (b)	144.0	139.5

(a)
Includes a $20 million impairment charge related to refining equipment at our Los Angeles refinery for the three months ended March 31, 2010.  Loss on asset disposals and impairments is included in refining segment operating income but excluded from the regional operating costs per barrel.

(b)	The assumed conversion of common stock equivalents produced anti-dilutive results for the three months ended March 31, 2010 and was not included in the dilutive calculation.

TESORO CORPORATION
SELECTED OPERATING SEGMENT DATA
(Unaudited)
(In millions)

	Three Months Ended
	March 31,
	2011	2010
Operating Income (Loss)
Refining	$303	$(169)
Retail	2	24
Total Segment Operating Income (Loss)	305	(145)
Corporate and unallocated costs	(86)	(57)
Operating Income (Loss)	219	(202)
Interest and financing costs	(43)	(37)
Foreign currency exchange gain	1	-
Earnings (Loss) Before Income Taxes	$177	$(239)

Depreciation and Amortization Expense
Refining	$91	$85
Retail	9	10
Corporate	3	5
Depreciation and Amortization Expense	$103	$100

Capital Expenditures
Refining	$38	$65
Retail	3	2
Corporate	1	-
Capital Expenditures	$42	$67

BALANCE SHEET DATA
(Unaudited)
(Dollars in millions)

	March 31,	December 31,
	2011	2010
Cash and cash equivalents	$724	$648
Total Assets	$9,358	$8,732
Total Debt	$1,927	$1,995
Total Stockholders' Equity	$3,329	$3,215
Total Debt to Capitalization Ratio	$37%	38%

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended
	March 31,
REFINING SEGMENT	2011	2010
Total Refining Segment
Throughput (thousand barrels ("bbls") per day)
Heavy crude (c)	186	167
Light crude	338	276
Other feedstocks	37	28
Total Throughput	561	471

Yield (thousand bbls per day)
Gasoline and gasoline blendstocks	289	233
Jet fuel	79	70
Diesel fuel	126	94
Heavy oils, residual products, internally produced fuel and other	100	103
Total Yield	594	500

Gross refining margin ($/throughput bbl) (d)	$14.33	$6.36
Manufacturing cost before depreciation and amortization expense ($/throughput bbl) (d)	$5.22	$5.94
Segment Operating Income (Loss) ($ millions)
Gross refining margin (e)	$724	$270
Expenses
Manufacturing costs	264	252
Other operating expenses	56	72
Selling, general and administrative expenses	8	9
Depreciation and amortization expense (f)	91	85
Loss on asset disposal and impairments (a)	2	21
Segment Operating Income (Loss)	$303	$(169)

Refined Product Sales (thousand bbls per day) (g)
Gasoline and gasoline blendstocks	325	284
Jet fuel	86	89
Diesel fuel	130	97
Heavy oils, residual products and other	74	77
Total Refined Product Sales	615	547

Refined Product Sales Margin ($/bbl) (g)
Average sales price	$113.33	$87.08
Average costs of sales	99.98	82.82
Refined Product Sales Margin	$13.35	$4.26

(c)	We define heavy crude oil as crude oil with an American Petroleum Institute gravity of 24 degrees or less.
(d)
Management uses gross refining margin per barrel to evaluate performance and compare profitability to other companies in the industry.  There are a variety of ways to calculate gross refining margin per barrel; different companies may calculate it in different ways.  We calculate gross refining margin per barrel by dividing gross refining margin (revenue less costs of feedstocks, purchased refined products, transportation and distribution) by total refining throughput.  Management uses manufacturing costs per barrel to evaluate the efficiency of refining operations.  There are a variety of ways to calculate manufacturing costs per barrel; different companies may calculate it in different ways.  We calculate manufacturing costs per barrel by dividing manufacturing costs by total refining throughput.  Investors and analysts use these financial measures to help analyze and compare companies in the industry on the basis of operating performance.  These financial measures should not be considered alternatives to segment operating income, revenues, cost of sales and operating expenses or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America.

(e)
Consolidated gross refining margin combines gross refining margin for each of our regions adjusted for other amounts not directly attributable to a specific region. Other amounts resulted in an increase of $5 million and $2 million for the three months ended March 31, 2011 and 2010, respectively.  Gross refining margin includes the effect of intersegment sales to the retail segment at prices which approximate market.  Gross refining margin approximates total refining throughput multiplied by the gross refining margin per barrel.

(f)	Includes manufacturing depreciation and amortization expense per throughput barrel of approximately $1.72 and $1.88 for the three months ended March 31, 2011 and 2010, respectively.
(g)
Sources of total refined product sales include refined products manufactured at our refineries and refined products purchased from third parties.  The total refined product sales margins includes margins on sales of manufactured and purchased refined products.

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended
	March 31,
Refining By Region	2011	2010
California (Golden Eagle and Los Angeles)
Throughput (thousand bbls per day) (h)
Heavy crude (c)	169	142
Light crude	56	33
Other feedstocks	23	15
Total Throughput	248	190

Yield (thousand bbls per day)
Gasoline and gasoline blendstocks	144	108
Jet fuel	22	18
Diesel fuel	61	43
Heavy oils, residual products, internally produced fuel and other	44	40
Total Yield	271	209

Gross refining margin	$372	$132
Gross refining margin ($/throughput bbl) (d)	$16.66	$7.74
Manufacturing cost before depreciation and amortization expense ($/throughput bbl) (d)	$6.68	$8.84

Pacific Northwest (Alaska & Washington)
Throughput (thousand bbls per day)
Heavy crude (c)	1	3
Light crude	124	110
Other feedstocks	10	9
Total Throughput	135	122

Yield (thousand bbls per day)
Gasoline and gasoline blendstocks	63	53
Jet fuel	28	28
Diesel fuel	22	16
Heavy oils, residual products, internally produced fuel and other	27	30
Total Yield	140	127

Gross refining margin	$163	$64
Gross refining margin ($/throughput bbl) (d)	$13.39	$5.85
Manufacturing cost before depreciation and amortization expense ($/throughput bbl) (d)	$4.08	$4.36

Mid-Pacific (Hawaii)
Throughput (thousand bbls per day)
Heavy crude (c)	16	22
Light crude	53	44
Total Throughput	69	66

Yield (thousand bbls per day)
Gasoline and gasoline blendstocks	19	16
Jet fuel	18	16
Diesel fuel	13	12
Heavy oils, residual products, internally produced fuel and other	20	24
Total Yield	70	68

Gross refining margin	$(19)	$-
Gross refining margin ($/throughput bbl) (d)	$(3.05)	$0.05
Manufacturing cost before depreciation and amortization expense ($/throughput bbl) (d)	$4.69	$2.78

(h)
There were no major turnarounds at our refineries during the 2011 Quarter; however, we experienced reduced throughput due to scheduled turnarounds at our Golden Eagle and Utah refineries during the 2010 Quarter.

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Mid-Continent (North Dakota and Utah)
Throughput (thousand bbls per day) (h)
Light crude	105	89
Other feedstocks	4	4
Total Throughput	109	93

Yield (thousand bbls per day)
Gasoline and gasoline blendstocks	63	56
Jet fuel	11	8
Diesel fuel	30	23
Heavy oils, residual products, internally produced fuel and other	9	9
Total Yield	113	96

Gross refining margin	$203	$72
Gross refining margin ($/throughput bbl) (d)	$20.77	$8.60
Manufacturing cost before depreciation and amortization expense ($/throughput bbl) (d)	$3.65	$4.34

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended
	March 31,
RETAIL SEGMENT	2011	2010
Number of Stations (end of period)
Company-operated	379	385
Branded jobber/dealer (i)	805	498
Total Stations	1,184	883

Average Stations (during period)
Company-operated	380	386
Branded jobber/dealer (i)	719	498
Total Average Retail Stations	1,099	884

Fuel Sales (millions of gallons) (j)
Company-operated	177	178
Branded jobber/dealer (i)	178	138
Total Fuel Sales	355	316

Fuel Margin ($/gallon) (k) (l)	$0.14	$0.23
Merchandise Sales ($ millions)	$46	$46
Merchandise Margin ($ millions)	$12	$12
Merchandise Margin %	26%	26%

Segment Operating Income ($ millions)
Gross Margins
Fuel (l)	$49	$72
Merchandise and other non-fuel margin	18	18
Total Gross Margins	67	90
Expenses
Operating expenses	51	49
Selling, general and administrative expenses	4	6
Depreciation and amortization expense	9	10
Loss on asset disposals and impairments	1	1
Segment Operating Income	$2	$24

(i)
Reflects the phased expansion of  our branded marketing presence through the addition of wholesale supply contracts for approximately 300 Shell-branded stations predominantly in the Mid-Continent region.

(j)	We have reclassified fuel sales volumes associated with retail stations where Tesoro delivers the fuel, but the sites are owned and operated by independent dealers from "Company-operated" to "Branded jobber/dealer" to conform to the current presentation. The fuel sales volumes related to these stations were 75 million gallons for the three months ended March 31, 2010.
(k)
Management uses fuel margin per gallon to compare profitability to other companies in the industry. There are a variety of ways to calculate fuel margin per gallon; different companies may calculate it in different ways.  We calculate fuel margin per gallon by dividing fuel gross margin by fuel sales volumes.  Investors and analysts use fuel margin per gallon to help analyze and compare companies in the industry on the basis of operating performance.  This financial measure should not be considered an alternative to segment operating income and revenues or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America.

(l)	Includes the effect of intersegment purchases from the refining segment at prices which approximate market.

TESORO CORPORATION
RECONCILIATION OF AMOUNTS REPORTED UNDER US GAAP
(Unaudited)
(In millions)

	Three Months Ended
	March 31,
	2011	2010
Net Earnings (Loss)	$107	$(155)
Add (Less) income tax expense (benefit)	70	(84)
Add interest and financing costs	43	37
Add depreciation and amortization expense	103	100
Earnings (Loss) before Interest, Income Taxes, Depreciation and Amortization Expense (EBITDA) (m)	$323	$(102)

MANUFACTURING COSTS PER BARREL ADJUSTED FOR SPECIAL ITEMS
(Unaudited)

	Three Months Ended
	March 31,	December 31,
	2011	2010
Manufacturing Costs (in millions)	$264	$256
Special Items:
Property damage insurance recoveries (n)	-	12
Adjusted Manufacturing Costs	$264	$268

Total Throughput (thousand bbls per day)	561	505

Manufacturing Costs per Barrel	$5.22	$5.50
Special Items Per Barrel:
Property damage insurance recoveries (n)	-	0.26
Adjusted Manufacturing Costs per Barrel	$5.22	$5.76

(m)
EBITDA represents earnings before interest and financing costs, interest income, income taxes, and depreciation and amortization expense. We present EBITDA because we believe some investors and analysts use EBITDA to help analyze our cash flows including our ability to satisfy principal and interest obligations with respect to our indebtedness and to use cash for other purposes, including capital expenditures. EBITDA is also used by some investors and analysts to analyze and compare companies on the basis of operating performance and by management for internal analysis and as a component of the fixed charge coverage financial covenant in our credit agreement. EBITDA should not be considered as an alternative to net earnings, earnings before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America. EBITDA may not be comparable to similarly titled measures used by other entities.

(n)	Represents the impact of property damage insurance recoveries of $12 million related to the April 2, 2010 incident at the Washington refinery.